UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/07/2006

America's Car-Mart, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-14939

Texas	63-0851141
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

802 Southeast Plaza Avenue
Suite 200
Bentonville, Arkansas 72712
(Address of principal executive offices, including zip code)

479-464-9944
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On July 7, 2006, T.J. ("Skip") Falgout, III, Chairman of the Board and Chief Executive Officer of America's Car-Mart, Inc. (the "Company"), adopted a personal stock trading plan (the "10b5-1 Plan") designed to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Mr. Falgout has advised the Company that the purpose of the 10b5-1 Plan is to achieve diversification and liquidity in his investment portfolio.

Written predetermined trading plans adopted pursuant to the terms of Rule 10b5-1(c) of the Exchange Act permit officers and directors of public companies to buy or sell specified amounts of their company's stock at future dates regardless of any material nonpublic information they may receive after adopting the plan. An officer or director may only enter into a Rule 10b5-1 plan while he or she is not in possession of any material, nonpublic information and may use the plan to gradually diversify his or her investment portfolio over a period of time.

Mr. Falgout's 10b5-1 Plan became effective on July 7, 2006 and expires on June 30, 2007. The 10b5-1 Plan authorizes his stockbroker to sell up to 2,500 shares of the Company's common stock per month, subject to market conditions.

Except as required by law, the Company does not undertake to report stock trading plans by other Company officers or directors, nor to report modifications or other activities under Mr. Falgout's 10b5-1 Plan or the plan of any other officer or director.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America's Car-Mart, Inc.

Date: July 07, 2006	By:	/s/ Jeffrey A. Williams
Jeffrey A. Williams
Chief Financial Officer and Secretary